Exhibit 99.1

Actelis Networks Reports Third Quarter and First Nine Months of Fiscal 2022

FREMONT, Calif., November 11, 2022 — Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid-deployment networking solutions for wide-area IoT networks, today reported financial results for the fiscal third quarter and first nine months ended September 30, 2022.

Financial Highlights:

●	Total revenue increased 5% year-over-year to $6.3 million for the nine-months ended September 30, 2022.
●	Delivery of Sales to IoT- customers grew 45% year-over-year for the nine-months ended September 30, 2022.
●	Backlog of customer open orders of $3.9 million (of which 84% are for IoT customers) as of September 30, 2022.
●	Gross Margin at 48.3% for the nine-months ended September 30, 2022 compared to 50% in the prior year period, due to ongoing inflationary and supply-chain pressures.
●	Significant purchase price variance incurred ($164,000) during Q3 2022 for premium purchases of components that are in interim shortage, in part enabling Q4-2022 and Q1-2023 deliveries.
●	Non-GAAP adjusted EBITDA at ($2.6) million for the nine-months ended September 30, 2022 compared to ($0.7) million in the prior year period as the company continues to invest in sales and marketing, and is operating as a public company post its completed IPO in May 2022.

Operational Updates:

●	Actelis strengthened its marketing team with the hiring of Sean Renn, Global Vice President of Marketing & Communications. Sean spent the last 14 years leading the marketing efforts for parking and transit giant Flowbird (formerly Parkeon) in local government and public transportation.
●	Actelis has significantly increased digital marketing activities and industry trade shows exhibiting in 14 conferences during Q3 focused on ITS/ITE, Federal/military, and telecommunications including major conferences such as ITS World Congress in Los Angeles and ISE Expo 2022 in Denver.
●	Actelis strengthened its America’s sales team by hiring Michael Mercier, Director of Sales of Intelligent Traffic Systems (ITS). Michael possesses over 15 years of experience in selling to Federal and Local Governments which is where he is focused now.
●	Actelis is working to expand channel and distribution coverage in many countries and verticals in various countries in Asia such as Singapore, Vietnam, Malaysia and India, as well as in the US and Europe. In October we announced our new partnership with Norseman, a US based Federal and Military system integrator who now has our product and services portfolio included in the SEWP acquisition contract by all federal and military agencies.
●	Kevin Foster has joined the Actelis Advisory Board, bringing with him more than 30 years of experience in Technology, Architecture and Innovation in networking technologies and standards development following his career in British Telecom and former chairman and president of the Broadband Forum.

Management Commentary:

“Actelis is moving fast to increase its market presence and impact in many markets and verticals. Since the beginning of 2022, we nearly doubled our Americas Sales and Marketing Team, launched aggressive digital and tangible marketing plans, and added multiple channel partners and resellers. New, powerful products have been launched, with faster speeds and better cyber protection capabilities, and much progress has been made on closing the gap in component shortages and backlog delivery catch up and cleared nearly 60% of the backlog from the beginning of the year,” said Tuvia Barlev, chairman and CEO of Actelis.

Barlev added: “Through our engagement with existing and new partners and customers, I’m pleased with the strong interest we’re gaining. We are excited by the prospects for our Company resulting from U.S. Federal, State and Local agencies, as well as airports, transportation and utility companies, increasing their demand for IoT digitization – they are seeking solutions that are rapid to deploy and highly cost-effective. As our offering enables highly efficient use of existing infrastructure, it meets their needs to move rapidly, grow and conserve budget at the same time. Despite the challenging economic climate, worldwide investments in our target verticals continue to grow. We very excited to help our customers extend and do more with their budgets, move faster towards a digital world.”

Fiscal Third Quarter and First Nine Months of 2022 Financial Results:

Revenues for the three months ended September 30, 2022, amounted to $1.35 million, compared to $1.4 million for the three months ended September 30, 2021. The third quarter of the year is typically a slower quarter due to seasonal effects. In the third quarter of 2022, we made significant progress with many component-related challenges and place orders to secure Q4 2022 and beyond deliveries; however, some of this catch-up on component shortages was not yet converted to revenue in the quarter.

Revenues for the nine months ended September 30, 2022, amounted to $6.3 million, compared to $6.0 million for the nine months ended September 30, 2021. The increase from the corresponding period was primarily attributable to an increase of $650,000 of revenues generated from Europe, the Middle East and Africa, mostly attributed to the IoT markets, offset by a decrease of $348,000 in revenues generated from North America and Asia Pacific, mostly attributed to the Telecom market.

Cost of revenues for the three months ended September 30, 2022, amounted to $0.8 million compared to $0.9 million for the three months ended September 30, 2021.

Cost of revenues for the nine months ended September 30, 2022, amounted to $3.3 million compared to $3.0 million for the nine months ended September 30, 2021. The increase from the corresponding period was mainly due to the increase in revenues, as well as a change in the product mix and an increase in purchase price variance associated with the cost of components, manufacturing and logistics driven by supply shortages and shipment costs.

Gross profit amounted to $0.5 million, compared to $0.5 million for the three months ended September 30, 2021.

Gross profit for the nine months ended September 30, 2022, was $3.0 million, or 48% of revenue, compared to $3.0 million, or 50% of revenue for the nine months ended September 30, 2021.

Research and development expenses for the three months ended September 30, 2022, amounted to $0.7 million compared to $0.6 million for the three months ended September 30, 2021. The increase was mainly due to the acceleration of investments, primarily an increase in payroll expense in the amount of $131,000, in research and development.

Research and development expenses for the nine months ended September 30, 2022, amounted to $2.0 million compared to $1.8 million for the nine months ended September 30, 2021. The increase was mainly due to the acceleration of investments, primarily an increase in payroll expenses in the amount of $230,000.

Sales and marketing expenses for the three months ended September 30, 2022, amounted to $0.8 million compared to $0.6 million for the three months ended September 30, 2021. The increase from the corresponding period was mainly associated with increased investments in sales and marketing, specifically in payroll expenses in the amount of $97,000, mainly due to hiring of sales and marketing employees and increase in travel expenses in the amount of $66,000, offset by a decrease in professional services in the amount of $42,000.

Sales and marketing expenses for the nine months ended September 30, 2022, amounted to $2.4 million compared to $1.6 million for the nine months ended September 30, 2021. The increase in comparison with the corresponding period was mainly associated with increased sales compensation due to higher revenue of $192,000, increased investments in sales and marketing, specifically in payroll expenses in the amount of $382,000, mainly due to hiring of sales and marketing employees, increase in other professional services in the amount of $41,000 and increase in travel expenses in the amount of $138,000.

General and administrative expenses for the three months ended September 30, 2022, amounted to $1.0 million compared to $0.3 million for the three months ended September 30, 2021. The increase was mainly due to payroll and professional services expenses attributed to operating as a public company following our IPO completed in May 2022.

General and administrative expenses for the nine months ended September 30, 2022, amounted to $2.7 million compared to $0.9 million for the nine months ended September 30, 2021. The increase was mainly due to payroll and professional services expenses attributed to the work on the IPO in the amount of $1.0 million, completed in May 2022, as well as to operating as a public company.

Operating loss for the three months ended September 30, 2022, was $2.0 million, compared to an operating income of $0.9 million for the three months ended September 30, 2021. The increase was mainly due higher expenses associated primarily with investment in sales and marketing and expenses attributed to operating as a public company.

Operating loss for the nine months ended September 30, 2022, was $4.1 million, compared to an operating loss of $1.3 million for the nine months ended September 30, 2021. The increase was mainly due to higher expenses associated primarily with investment in sales and marketing and expenses attributed to the IPO completed in May 2022 and for expenses associated with Operating as a public company post IPO. Additional loss was incurred due to delays in supplies, due to shortages.

Financial expense, net for the three months ended September 30, 2022, was $0.2 million compared to $0.3 million for the three months ended September 30, 2021. The decrease is attributed mostly to exchange rate differences.

Financial expense, net for the nine months ended September 30, 2022, was $4.4 million compared to $0.6 million for the nine months ended September 30, 2021. During the nine months ended September 30, 2022, we incurred financial expenses mainly due to increases in fair value of various financial instruments, such as convertible loan, note and warrants in the amount of $4.5 million up until the IPO when such instruments converted to equity, and had income in the amount of $0.7 million, from exchange rates differences. Since all convertible loans and nearly all warrants we had outstanding converted to equity in connection with the IPO, we do not expect additional material financial expenses going forward for these loans and warrants compared to those we incurred in 2020, 2021 and the first two quarters of 2022.

Net loss for the three months ended September 30, 2022, was $2.2 million, compared to net loss of $1.2 million for the three months ended September 30, 2021. The increase was primarily due to the increase in operating expenses mainly due to investment in sales and marketing, as well as expenses attributed to operating as a public company.

Net loss for the nine months ended September 30, 2022, was $8.5 million, compared to net loss of $1.9 million for the nine months ended September 30, 2021. The increase was primarily due to the increase in financial expenses, resulting from the increases in fair value of various financial instruments, as well as an increase in operating expenses mainly due to investment in sales and marketing, as well as expenses attributed to our IPO in May 2022 and operating as a public company.

Adjusted EBITDA loss, a non-GAAP measurement of operating performance (reconciled below to Net Loss), for the three months ended September 30, 2022, was $1.7 million, compared to $0.8 million in the comparable year-ago period. This was primarily a result of the increase in our Sales and Marketing investment as well as reduction of gross margin due to component, manufacturing and logistics costs.

Non-GAAP adjusted EBITDA loss was $2.6 million for the nine months ended September 30, 2022, compared to $0.7 million EBITDA in the comparable year-ago period. This was primarily attributed to the increase in our Sales and Marketing investment as well as reduction of gross margin due to component, manufacturing and logistics costs.

The Company reported a balance sheet with $16.3 million of total assets compared to $4.7 million as of December 31, 2021, $10.8 million of total liabilities compared to $18.7 million as of December 31, 2021, and $5.5 million of shareholders’ equity compared to a capital deficiency of ($19.6) million as of December 31, 2021.

Conference Call

Actelis management will hold a conference call today, November 11, 2022, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Tuvia Barlev and CFO Yoav Efron will host the call.

U.S. & Canada dial-in (toll-free): (800) 715-9871

International dial-in (toll): +1(646) 307-1963

Conference ID: 6957723

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will also be broadcast live and available for replay here and via the Investor Relations section of Actelis Network’s website.

A telephonic replay of the conference call will be available after 8:30 p.m. Eastern time on the same day through November 18, 2022.

US Toll-free replay number: (800) 770-2030

International replay number (toll): +1(609) 800-9909

Conference ID: 6957723

About Actelis Networks, Inc.

Actelis Networks is a market leader in cyber-hardened, rapid-deployment networking solutions for wide-area IoT applications including federal, state and local government, ITS, military, utility, rail, telecom and campus applications. Actelis’ unique portfolio of hybrid fiber-copper, environmentally hardened aggregation switches, high density Ethernet devices, advanced management software and cyber-protection capabilities, unlocks the hidden value of essential networks, delivering safer connectivity for rapid, cost-effective deployment. For more information, please visit www.actelis.com.

Use of Non-GAAP Financial Information

Non-GAAP Adjusted EBITDA, and backlog of open orders are Non-GAAP financial measures. In addition to reporting financial results in accordance with GAAP, we provide Non-GAAP operating results adjusted for certain items, including: financial expenses, which are interest, financial instrument fair value adjustments, exchange rate differences of assets and liabilities, stock based compensation expenses, depreciation and amortization expense, tax expense, and impact of development expenses ahead of product launch. We adjust for the items listed above and show Non-GAAP financial measures in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. For a more detailed description of the risks and uncertainties affecting the Company, reference is made to the Company’s reports filed from time to time with the SEC, including, but not limited to, the risks detailed in the Company’s final prospectus (Registration No. 333-264321), filed with the SEC on May 16, 2022. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Actelis is not responsible for the contents of third-party websites.

Investor Relations Contact:

Matt Glover and Ralf Esper

Gateway Investor Relations

+1 949-574-3860

ASNS@gatewayir.com

-Financial Tables to Follow-

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

	September 30, 2022	December 31, 2021
	U. S. dollars in thousands (except for share and per share amounts)
Assets
CURRENT ASSETS:
Cash and cash equivalents	10,206	693
Short term bank deposit	68	-
Restricted cash	650	-
Trade receivables, net of allowance for doubtful debts of $124 and $61 as of September 30, 2022, and December 31, 2021	2,110	2,147
Inventories	1,062	897
Prepaid expenses and other current assets	649	398
TOTAL CURRENT ASSETS	14,745	4,135

NON-CURRENT ASSETS:
Property and equipment, net	108	103
Prepaid expenses	245	-
Restricted cash	89	102
Severance pay fund	239	266
Operating lease right of use assets	818	-
Long term deposits	81	78
TOTAL NON-CURRENT ASSETS	1,580	549

TOTAL ASSETS	16,325	4,684

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

UNAUDITED

	September 30, 2022	December 31, 2021
	U.S. dollars in thousands (except for share and per share amounts)
Liabilities and redeemable convertible preferred stock and shareholders’ equity (capital deficiency)
CURRENT LIABILITIES:
Current maturities of long-term loans	777	758
Warrants	27	177
Trade payables	853	1,920
Deferred revenues	625	673
Employee and employee-related obligations	695	703
Accrued royalties	1,006	818
Operating lease liabilities	480	-
Other accrued liabilities	1,128	902
TOTAL CURRENT LIABILITIES	5,591	5,951
NON-CURRENT LIABILITIES:
Long-term loan, net of current maturities	4,374	5,473
Deferred revenues	193	-
Warrants	-	1,972
Convertible loan	-	4,905
Operating lease liabilities	276	-
Accrued severance	276	315
Other long-term liabilities	52	79
TOTAL NON-CURRENT LIABILITIES	5,171	12,744
TOTAL LIABILITIES	10,762	18,695
COMMITMENTS AND CONTINGENCIES (Note 8)
REDEEMABLE CONVERTIBLE PREFERRED STOCK:
CONVERTIBLE PREFERRED STOCK
$0.0001 par value, 10,000,000 authorized as of September 30, 2022, and 7,988,691 authorized as of December 31, 2021.
SERIES A
0 and 4,986,039 shares issued and outstanding as of September 30, 2022, and December 31, 2021: aggregate liquidation preference of $5,091 as of December 31, 2021 - $2,858.
SERIES B
0 and 2,745,004 shares issued and outstanding as of September 30, 2022, and December 31, 2021: aggregate liquidation preference of $4,271 as of December 31, 2021 - $2,727.	-	5,585
TOTAL REDEEMABLE CONVERTIBLE PREFERRED STOCK	-	5,585
SHAREHOLDERS’ EQUITY (CAPITAL DEFICIENCY):
Common stock, $0.0001 par value: 30,000,000 and 11,009,315 shares authorized as of September 30, 2022, and December 31, 2021, respectively; 17,317,572 and 2,047,641 shares issued and outstanding as of September 30, 2022, and December 31, 2021, respectively	1	*
Non-voting common stock, $0.0001 par value: 2,803,774 shares authorized as of September 30, 2022, and December 31, 2021, respectively; 0 and 1,783,773 shares issued and outstanding as of September 30, 2022, and December 31, 2021.	-	*
Additional paid-in capital	36,482	2,824
Accumulated deficit	(30,920)	(22,420)
TOTAL SHAREHOLDERS’ EQUITY (CAPITAL DEFICIENCY)	5,563	(19,596)
TOTAL LIABILITIES AND REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY (CAPITAL DEFICIENCY)	16,325	4,684

*	Represents an amount less than $1 thousands.

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	U.S. dollars in thousands (except share and per share amounts)

REVENUES	1,348	1,422	6,297	5,995
COST OF REVENUES	813	896	3,258	3,002
GROSS PROFIT	535	526	3,039	2,993

OPERATING EXPENSES:
Research and development expenses, net	723	552	2,049	1,818
Sales and marketing expenses, net	790	627	2,357	1,576
General and administrative expenses, net	1,028	255	2,730	906
TOTAL OPERATING EXPENSES	2,541	1,434	7,136	4,300

OPERATING LOSS	(2,006)	(908)	(4,097)	(1,307)
Financial expenses, net	(201)	(279)	(4,403)	(592)
NET COMPREHENSIVE LOSS FOR THE PERIOD	(2,207)	(1,187)	(8,500)	(1,899)

Net loss per share attributable to common shareholders – basic and diluted	$(0.13)	$(0.58)	$(0.88)	$(0.93)
Weighted average number of common stock used in computing net loss per share – basic and diluted	17,317,532	2,049,433	9,687,205	2,048,241

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).

Non-GAAP Financial Measures

(U.S. dollars in thousands)	Three months Ended September 30, 2022	Three months Ended September 30, 2021	Nine months Ended September 30, 2022	Nine months Ended September 30, 2021
Revenues	$1,348	$1,422	$6,297	$5,995
GAAP net loss	(2,207)	(1,187)	(8,500)	(1,899)
Interest Expense	201	279	4,403	592
Tax Expense	28	6	102	69
Fixed asset depreciation expense	9	7	29	31
Stock based compensation	13	8	41	28
Research and development, capitalization	143	119	423	472
Other one-time costs and expenses	115	-	916	-
Non-GAAP Adjusted EBITDA	(1,698)	(768)	(2,586)	(707)
GAAP net loss margin	(163.72)%	(83.47)%	(134.98)%	(31.67)%
Adjusted EBITDA margin	(125.96)%	(54.01)%	(41.07)%	(11.79)%

(U.S. dollars in thousands Revenues)	For the three months ended September 30		For the nine months ended September 30
	2022	2021	2022	2021

Revenues	$1,348	$1,422	$6,297	$5,995

Backlog of open Orders(1)	$3,917	$5,153	$3,917	$5,153

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended September 30,
	2022	2021
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	(8,500)	(1,899)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	29	29
Changes in fair value related to warrants to lenders	1,068	-
Inventories write-downs	106	55
Exchange rate differences	(798)	15
Share-based compensation	41	28
Changes in fair value related to convertible loan	1,648	-
Changes in fair value related to convertible note	1,753	-
Changes in operating assets and liabilities:
Trade receivables	37	(30)
Net change in operating lease assets and liabilities	(62)	-
Inventories	(271)	(30)
Prepaid expenses and other current assets	(251)	(6)
Long term prepaid expenses	(245)	-
Trade payables	(1,067)	(845)
Deferred revenues	145	713
Other current liabilities	180	258
Other long-term liabilities	185	179
Other accrued liabilities	226	55
Net cash used in operating activities	(5,776)	(1,478)

CASH FLOWS FROM INVESTING ACTIVITIES:
Short term bank deposit	(68)	-
Purchase of property and equipment	(34)	(6)
Net cash used in investing activities	(102)	(6)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options	*	*
Proceeds from long-term debt, net of issuance costs	-	2,070
Proceeds from initial public offering and private placement	18,712	-
Underwriting discounts and commissions and other offering costs	(2,175)	-
Repayment of long-term loan	(509)	(192)
Net cash provided by financing activities	16,028	1,878

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	46	(2)

INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	10,150	394

BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF THE PERIOD	795	671

BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF THE PERIOD	10,945	1,065

*	Represents an amount less than $1 thousands.